Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of the Registrant for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Steven R. Williams	Ma	December 8, 2006
Chairman and Chief Executive Officer Petroleum Development Corporation, Managing General Partner of the Registrant

/s/ Richard W. McCullough		December 8, 2006
Richard W. McCullough
Chief Financial Officer and Treasurer Petroleum Development Corporation, Managing General Partner of the Registrant